UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2004

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2004, Curon Medical, Inc issued a press release announcing that on December 22, 2004 the Nasdaq Listing Qualifications Department has notified it that as a result of Alan Kaganov’s December 1, 2004 resignation from the Board of Directors, the corporation was no longer in compliance with Nasdaq’s audit committee composition requirement. The press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 8.01. Other Events

On December 28, 2004, Curon Medical, Inc issued a press release announcing that the Board of Directors of the Company, at a meeting held on December 16, 2004, appointed director Michael Berman to its Audit Committee, in order to cure any technical deficiency that may have existed in the composition of the Audit Committee since the time of Alan Kaganov’s resignation on December 1, 2004, and determined that Mr. Berman’s membership on the Audit Committee is in the best interests of the corporation and its stockholders. The press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Curon Medical, Inc. dated December 28, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Larry Heaton
Larry Heaton
President, Chief Executive Officer

Date: December 28, 2004

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INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press Release of Curon Medical, Inc. dated December 28, 2004.

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